Exhibit 10.6(c)

AMENDMENT NO. 3 TO THE
AIR PRODUCTS AND CHEMICALS, INC.
RETIREMENT SAVINGS PLAN
WHEREAS, Air Products and Chemicals, Inc. (the “Company”) is the Plan Sponsor of the Air Products and Chemicals, Inc. Retirement Savings Plan (the “Plan”); and
WHEREAS, pursuant to Plan Section 7.01 the Plan may be amended at anytime; and
WHEREAS, on January 29, 2016, the Company filed an Application for Determination for Employee Benefit Plan (Form 5300) and in January 2017, in connection with such filing the Internal Revenue Service requested certain amendments to the Plan; and
WHEREAS, on February 16, 2017, the Internal Revenue Service approved the Proposed Amendment No. 3 to the Plan and issued a favorable determination letter; and
WHEREAS, the Company desires to amend the Plan in connection with the Plan’s receipt of a favorable determination letter from the Internal Revenue Service.
NOW, THEREFORE, the Plan is hereby amended as follows:

1.	A new section (v) shall be added to the end of Section 3.05(b) to read as follows:
“Notwithstanding anything in the Plan to the contrary, in the event a portion of a Participant’s account is forfeited in accordance with Section 3.05(b), the portion of a Participant’s account attributable to the Company Stock Fund may only be forfeited after all other available assets under the Plan have been forfeited.”

2.	Section 4.03-A shall be amended to read as follows:

“Participants having all or a portion of their Participant accounts invested in Company Stock in the ESOP may elect to receive a distribution of dividends paid on Company Stock that are allocated to their Participant accounts, paid to the ESOP first and then distributed no later than 90 days after the close of the Plan Year in which they were paid, or to reinvest such dividends in the ESOP pursuant to Section 404(k)(2)(A) of the Code, and the regulations thereunder. Reinvested dividends shall be 100% vested. Dividends paid on the portion of a Participant’s account attributable to Company Core Contributions, including any related investment earnings and losses, may only be reinvested to the extent Company Core Contributions and related earnings and losses are vested under Section 3.05(a) of the Plan. A Participant who does not make an affirmative election under this Section 4.03-A shall be deemed to have elected to reinvest such dividends in the ESOP. The Plan Administrator shall determine the procedure for making such election available to eligible Participants.”

3.	In all other respects the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its Senior Vice President, Chief Human Resources Officer to execute this Third Amendment to the Plan on this ________________ day of ___________2017.

AIR PRODUCTS AND CHEMICALS, INC.

By: ________________________________
Jennifer L. Grant
Senior Vice President- Chief Human Resources Officer